EXHIBIT 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

1. Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2. Tidewater Marine Alaska, Inc.	Alaska	100%
3. Pacific Tidewater Pty. Ltd.	Australia	100%
4. Tidewater Australia Pty. Ltd.	Australia	100%
5. Tidewater Marine Australia Pty Ltd	Australia	100%
6. Tidewater Marine West Indies Limited	Bahama Islands	100%
7. Tidewater Foreign Sales Corporation	Barbados	100%
8. Tidewater Investment SRL	Barbados	100%
9. Pental Insurance Co. Ltd.	Bermuda	100%
10. Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
11. OSA do Brasil Representações Ltda.	Brazil	100%
12. Pan Marine do Brasil Ltda.	Brazil	100%
13. Mashhor Marine Sdn. Bhd.	Brunei	70%
14. Blue Fleet Limited	Cayman Islands	100%
15. Crimson Fleet Limited	Cayman Islands	100%
16. Gold Fleet Limited	Cayman Islands	100%
17. Green Fleet Limited	Cayman Islands	100%
18. Gulf Fleet Middle East Limited	Cayman Islands	100%
19. International Maritime Services, Inc	Cayman Islands	100%
20. Jackson Marine Limited	Cayman Islands	100%
21. Pan Marine International, Inc.	Cayman Islands	100%
22. Purple Fleet Limited	Cayman Islands	100%
23. Silver Fleet Limited	Cayman Islands	100%
24. Sonatide Marine Services, Ltd.	Cayman Islands	49%
25. Sonatide Marine, Ltd.	Cayman Islands	49%
26. Tidewater Assets Limited	Cayman Islands	100%
27. Tidewater Boats Limited	Cayman Islands	100%
28. Tidewater Crewing Limited	Cayman Islands	100%
29. Tidewater Hulls Limited	Cayman Islands	100%
30. Tidewater Maritime Limited	Cayman Islands	100%
31. Tidewater Properties Limited	Cayman Islands	100%
32. Tidewater Ships Limited	Cayman Islands	100%
33. Tidewater Vessels Limited	Cayman Islands	100%
34. VTG Ships Limited	Cayman Islands	100%
35. Compania Marítima de Magallanes Limitada	Chile	100%
36. PT Nigeria LTD	Cyprus	100%
37. Vesselogistics Limited	Cyprus	100%
38. Cajun Acquisitions, LLC	Delaware	100%
39. Tidewater Offshore (GP-1984), Inc.	Delaware	100%
40. Al Wasl Marine LLC	Dubai	49%
41. Fairway Personnel Services Limited	England	100%
42. Tidewater Marine North Sea Limited	England	100%
43. Tidewater (India) Private Limited	India	100%
44. PT Tidewater Operators Indonesia	Indonesia	95%
45. Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
46. VTG Supply Boat Liberia Inc.	Liberia	100%
47. Candies Tidewater Joint Venture, L.L.C.	Louisiana	50%
48. Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

49. Jackson Marine, L.L.C.	Louisiana	100%
50. Java Boat Corporation	Louisiana	100%
51. Point Marine, L.L.C.	Louisiana	100%
52. Quality Shipyards, L.L.C.	Louisiana	100%
53. S.O.P., Inc.	Louisiana	100%
54. Seafarer Boat, L.L.C.	Louisiana	100%
55. T. Benetee L.L.C.	Louisiana	100%
56. Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
57. Tidewater Marine Service, L.L.C.	Louisiana	100%
58. Tidewater Marine, L.L.C.	Louisiana	100%
59. TT Boat Corporation	Louisiana	100%
60. Twenty Grand (Brazil), L.L.C	Louisiana	100%
61. Twenty Grand Marine Service, L.L.C.	Louisiana	100%
62. Twenty Grand Offshore, L.L.C.	Louisiana	100%
63. Zapata Gulf Marine L.L.C.	Louisiana	100%
64. Zapata Gulf Marine Operators, L.L.C.	Louisiana	100%
65. Zapata Gulf Pacific, L.L.C	Louisiana	100%
66. Solo Fleet Sdn. Bhd.	Malaysia	100%
67. Solo Fleet Two Sdn. Bhd.	Malaysia	100%
68. Solo Support Services Sdn. Bhd.	Malaysia	100%
69. Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
70. Tidewater Offshore Sdn Bhd	Malaysia	49%
71. Vista Merge Sdn Bhd.	Malaysia	100%
72. Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
73. Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
74. Naviera Tidex, S. de R.L. de C.V	Mexico	49%
75. Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
76. Tidewater de Mexico, S.A. de C.V.	Mexico	49%
77. Java Boat Corporation B.V.	Netherlands	100%
78. Phoenix Tide Offshore Nigeria B.V	Netherlands	100%
79. Gulf Fleet N.V.	Netherlands Antilles	100%
80. Hilliard Oil & Gas, Inc.	Nevada	100%
81. O.I.L. (Nigeria) Limited	Nigeria	82.1%
82. Tidex Nigeria Limited	Nigeria	60%
83. Zapata Marine Service (Nigeria) Limited	Nigeria	100%
84. Global Panama Marine Service, Inc.	Panama	100%
85. Tidewater Marine International, Inc.	Panama	100%
86. Sakhalin Holding, L.L.C.	Russia	100%
87. Sakhalin Offshore Marine, L.L.C.	Russia	100%
88. Southern Ocean Services Pte. Ltd.	Singapore	100%
89. Tidewater Marine International Pte. Ltd.	Singapore	100%
90. Tidewater Marine Western, Inc.	Texas	100%
91. Divetide Limited	Thailand	49%
92. Antilles Marine Service Limited	Trinidad & Tobago	50%
93. Provident Marine Ltd.	Turks & Caicos	50%
94. Offshore Pacific Pty. Ltd.	Vanuatu	100%
95. Tidewater Marine Indonesia Limited	Vanuatu	80%
96. Tidewater Marine Vanuatu Limited	Vanuatu	100%
97. Zapata Gulf Marine International Limited	Vanuatu	100%
98. Equipo Mara, C.A.	Venezuela	35.8%
99. Equipo Zulia, C.A.	Venezuela	100%
100. Remolcadores y Gabarras Remigasa, S.A.	Venezuela	19.9%
101. Tidewater Caribe, C.A.	Venezuela	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

102. Tidewater Marine Service, C.A. (SEMARCA)	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.

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